Exhibit 99.2

Cipher Digital Inc. Announces Proposed Offering of $810.0 Million of Senior Secured Notes

NEW YORK— June 8, 2026 —Cipher Digital Inc. (NASDAQ: CIFR) (“Cipher” or the “Company”) a leading developer, owner, and operator of industrial-scale data centers, today announced that its wholly-owned subsidiary, Stingray Compute LLC (the “Issuer”), intends to offer, subject to market conditions and other factors, $810.0 million aggregate principal amount of senior secured notes due 2031 (the “Notes”), in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act.

The Issuer intends to use the net proceeds from the offering to (1) finance the remaining cost of the data center (the “Stingray Facility”), (2) reimburse the Company for approximately $63.6 million of prior equity contributions to Cipher Stingray LLC (“Cipher Stingray”), a wholly-owned direct subsidiary of the Issuer, used to fund capital expenditures relating to the Stingray Facility and (3) fund debt service reserves.

The Notes will be fully and unconditionally guaranteed by Cipher Stingray (the “Guarantor”). The Notes and related note guarantee will be secured by first-priority liens on (i) substantially all assets of the Issuer and the Guarantor, other than certain excluded property and (ii) all equity interests of the Issuer held by Cipher Stingray Holdings LLC, a Delaware limited liability company and the direct parent company of the Issuer.

Cipher will provide a customary completion guarantee with respect to the Stingray Facility, under which it will fund the Issuer as necessary to ensure the timely completion of the Stingray Facility in the event that the proceeds of the Notes are insufficient to do so.

The offering is subject to market and other conditions, and there can be no assurance as to whether, when or on what terms the offering may be completed.

The Notes have not been registered under the Securities Act, securities laws of any other jurisdiction, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and any applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cipher

Cipher develops and operates industrial-scale data centers engineered for next-generation computing at the highest standards of innovation, precision, and excellence. Cipher brings together deep expertise across power sourcing, construction, engineering, operations, real estate, and technology to deliver high-quality data centers purpose built for HPC workloads. By partnering with premier tenants, Cipher seeks to meet the growing demand for industrial-scale data center capacity and become a leading HPC development platform that is built for hyperscale.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws of the United States. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, such as statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering of the notes, and the intended use of the net proceeds, are forward-looking statements and should be evaluated as such. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “strategy,” “future,” “forecasts,” “opportunity,” “predicts,” “potential,” “would,” “will likely result,” “continue,” and similar expressions (including the negative versions of such words or expressions).

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Cipher and our management, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: volatility in the price of Cipher’s securities due to a variety of factors, including changes in the competitive and regulated industry in which Cipher operates, Cipher’s evolving business model and strategy and efforts we may make to modify aspects of our business model or engage in various strategic initiatives, variations in performance across competitors, changes in laws and regulations affecting Cipher’s business, and the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”) on February 24, 2026, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the SEC on May 5, 2026 and in Cipher’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Cipher assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investor Contacts:

Courtney Knight

Head of Investor Relations at Cipher Digital

courtney.knight@cipherdigital.com

Drew Armstrong
Head of Strategic Initiatives at Cipher Digital
drew.armstrong@cipherdigital.com

Media Contact:

Ryan Dicovitsky

Dukas Linden Public Relations

CipherDigital@DLPR.com